Exhibit 99.1

UPDATE: Korro Bio and Frequency Therapeutics Announce Closing of Merger and Private Placement of $117 Million

•	Korro will be focused on advancing a wholly owned portfolio of RNA editing programs

•	Post-transaction cash of approximately $170 million expected to fund operations into 2026

•	Funds multiple potentially value-creating milestones, including advancing its lead product candidate in Alpha-1 antitrypsin deficiency (AATD) through a clinical trial

•	Shares to trade on Nasdaq under the ticker “KRRO” commencing on November 6, 2023

CAMBRIDGE, Mass. and LEXINGTON, Mass., November 3, 2023 – Korro Bio, Inc. (Korro) (Nasdaq: KRRO), a biopharmaceutical company with a mission to discover, develop and commercialize a new class of genetic medicines based on editing RNA, enabling treatment of both rare and highly prevalent diseases, today announced the completion of the previously announced business combination between Frequency Therapeutics, Inc. (Frequency; Nasdaq: FREQ) and the entity formerly known as Korro Bio, Inc. (Korro Bio). The combined company will operate under the name Korro Bio, Inc., and its shares are expected to begin trading on the Nasdaq Capital Market under the ticker symbol “KRRO” on November 6, 2023.

Immediately prior to the merger, Korro completed the previously announced $117 million private placement co-led by Surveyor Capital (a Citadel company) and Cormorant Asset Management with participation from Eventide Asset Management, Atlas Venture, NEA, Invus, Point72, Platanus, Qiming Venture Partners USA, MP Healthcare Venture Management, Verition Fund Management, Monashee Investment Management, Sixty Degree Capital and additional investors. Following consummation of the transactions, Korro’s cash, cash equivalents and investments of approximately $170 million, after transaction expenses, are expected to fund operations and multiple potentially value-creating milestones into 2026, including advancing its lead product candidate in AATD through a clinical milestone, progression of additional product candidates from the pipeline into the clinic, and demonstrating applicability of the RNA editing platform into several additional tissue types.

“This transformative transaction provides us with the capital to demonstrate the potential of our proprietary RNA editing platform, OPERATM, to develop novel genetic therapies that hold new promise for patients and caregivers,” said Ram Aiyar, PhD, Chief Executive Officer of Korro. “We have a deep pipeline with multiple high-value targets, with an initial focus on progressing the lead product candidate in AATD into the clinic. We intend to leverage our learnings from genetics and pharmacology to bring groundbreaking therapeutic options for patients based on generating de novo single nucleotide variants. We appreciate the support and confidence of our investors and the commitment of our dedicated employees as we enter our next phase as a public company.”

Korro’s RNA editing approach involves co-opting ADAR, an endogenous editing system, via engineered oligonucleotides to introduce precise edits to RNA. Korro’s proprietary platform enables the iterative optimization of the editing efficiency of its product candidates using a combination of ADAR biology, chemistry and machine learning expertise. Using this approach, Korro can edit the transcriptome with high efficiency and specificity. Korro’s OPERA platform enables a broad pursuit of indications with an initial focus on six potential programs, all wholly owned, that either correct the mutation or create de novo protein variants that can address the disease.

Korro’s lead program in AATD has demonstrated an increase of normal A1AT protein up to 85% of total A1AT protein in circulation in in vivo preclinical studies, which has the potential of disease-modifying effects and providing a differentiated therapeutic option. s

Key milestones for the lead program include:

•	Nomination of a development candidate for its AATD program in late 2023

•	Submission of a regulatory filing in the second half of 2024

The combined company will be headquartered in Cambridge, Massachusetts, and will be led by Ram Aiyar, PhD, Chief Executive Officer of Korro Bio and other members of the Korro Bio management team. The Board of Directors of the combined company will initially be comprised of six members, including Nessan Bermingham (Chairman), Ali Behbahani, Jean-François Formela, David L. Lucchino, Tim Pearson, Ram Aiyar, with an additional independent director to be nominated.

“I am pleased with the outcome of this transaction for our shareholders, and, significantly, the opportunity for them to participate in the growth of a company developing important new medicines for patients based on a novel, highly scalable, and elegant RNA-editing platform,” said David L. Lucchino. “I look forward to working with Ram and the other members of Korro’s distinguished Board of Directors to optimize the broad opportunity enabled by today’s transaction.”

Transaction Details

Immediately prior to the closing of the merger, Frequency enacted a 1-for-50 reverse stock split of its common stock. Following the reverse stock split and the closing of the merger, there are approximately 8,001,283 shares of the combined company’s common stock outstanding, with prior Frequency stockholders owning approximately 9.5% and prior Korro Bio stockholders (including investors in the pre-closing private placement) holding approximately 90.5% of the combined company’s outstanding common stock. The new CUSIP number for the combined company following the reverse stock split, merger and other attendant transactions is 509946 108.

Prior to the merger, Frequency declared a distribution to its common stockholders of record as of the close of business on November 2, 2023 of the right to receive one contingent value right (CVR) for each outstanding share of Frequency common stock held by such stockholder as of such record date. The payment date for such distribution is November 8, 2023 (three business days after the merger). Each CVR represents the non-transferable contractual right to receive certain contingent payments from upon the occurrence of certain events within agreed time periods as provided in the merger agreement and agreement governing the CVRs.

J.P. Morgan Securities LLC served as exclusive financial advisor to Korro Bio and lead placement agent on Korro Bio’s private placement. BofA Securities, Piper Sandler and RBC Capital Markets also served as placement agents for Korro Bio’s private placement. Goodwin Procter LLP served as legal counsel to Korro Bio and Davis Polk & Wardwell LLP served as the placement agents’ legal counsel. TD Cowen served as exclusive financial advisor to Frequency Therapeutics and Latham & Watkins LLP served as Frequency’s legal counsel.

About Korro

Korro is a biopharmaceutical company with a mission to discover, develop and commercialize a new class of genetic medicines based on editing RNA, enabling treatment of both rare and highly prevalent diseases. Korro is generating a portfolio of differentiated programs that are designed to harness the body’s natural RNA editing process to effect a precise yet transient single base edit. By editing RNA instead of DNA, Korro is expanding the reach of genetic medicines by delivering additional precision and tunability, which has the potential for increased specificity and improved long-term tolerability. Using an oligonucleotide-based approach, Korro expects to bring its medicines to patients by leveraging its proprietary platform with precedented delivery modalities, manufacturing know-how, and established regulatory pathways of approved oligonucleotide drugs. Korro is based in Cambridge, Mass. For more information, visit korrobio.com.

Cautionary Note on Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including express or implied statements regarding Korro’s anticipated cash runway, its ability to achieve value-creating milestones, the benefits of the merger, listing of Korro’s common stock on Nasdaq, and Korro’s ability to bring groundbreaking therapeutic options based on generating de novo single nucleotide variants, among others. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: risks related to (i) biopharmaceutical development generally; (ii) conducting pre-clinical studies and pre-clinical trials; (iii) protecting and enforcing intellectual property; (iv) integrating operations post-merger and operating the combined company as a public company; (v) achieving anticipated synergies; (vi) the possibility that other anticipated benefits of the proposed merger will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the combined company’s operations, and the anticipated tax treatment of the combination; (vii) potential litigation relating to the merger that could be instituted against Frequency Therapeutics, Korro Bio or their respective directors; (viii) retaining, attracting and hiring key personnel; (ix) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the completion of the merger; (x) legislative, regulatory and economic developments; (xi) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, such as the recent Hamas-Israeli conflict, as well as management’s response to any of the aforementioned factors; and (xiii) such other factors as are set forth in the joint proxy statement/prospectus filed with the SEC pursuant to Rule 424(b)(3) on September 29, 2023 as may be supplemented or amended by other SEC filings. Except as required by applicable law, Korro undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Korro Contact Information

Investors

IR@korrobio.com

Media

Glenn Silver

FINN Partners

Glenn.silver@finnpartners.com